SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 9, 2007
OTTER TAIL CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-00368 (Commission File Number)	41-0462685 (I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signature

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On April 9, 2007, the Board of Directors of Otter Tail Corporation (the “Company”) elected John D. Erickson, the Company’s President and Chief Executive Officer, to serve as a member of the Board of Directors. Mr. Erickson filled the vacancy created by the resignation of Ken Nelson, which was effective at the conclusion of the Company’s 2007 Annual Meeting of Shareholders. He will serve for the remainder of that term, which expires on the date of the Company’s 2008 Annual Meeting of Shareholders.
     Mr. Erickson will not be serving on any committees of the Board of Directors. Mr. Erickson will not receive any additional compensation for his service as a member of the Board of Directors. Other than as described herein, there are no arrangements or understandings between Mr. Erickson and any other persons pursuant to which Mr. Erickson was selected as a Director. Mr. Erickson does not have a direct or indirect material interest in any currently proposed transaction to which the Company was or is to be a participant in which the amount involved exceeds $120,000, nor has Mr. Erickson had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 12, 2007	By /s/ Kevin G. Moug
Kevin G. Moug
Chief Financial Officer and Treasurer

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